      As filed with the Securities and Exchange Commission November 30, 2000 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                          OMNIS TECHNOLOGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       ----------------------------------

          DELAWARE                                        94-3046892
(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

                      981 INDUSTRIAL BOULEVARD, BUILDING B
                              SAN CARLOS, CA 94070
                                 (650) 632-7124

       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                       ----------------------------------

        OMNIS TECHNOLOGY CORPORATION 1999 STOCK OPTION PLAN, AS AMENDED

          OPTIONS ASSUMED PURSUANT TO A WRITTEN COMPENSATORY CONTRACT
       FOR EMPLOYEES AS PART OF THE AGREEMENT AND PLAN OF MERGER BETWEEN
             REGISTRANT, PICKAX, INC., RAINING MERGER SUB, INC. AND
                  GILBERT FIGUEROA DATED AS OF AUGUST 23, 2000
                            (FULL TITLE OF THE PLAN)

                       ----------------------------------

                                  GWYNETH GIBBS
                                    PRESIDENT
                          OMNIS TECHNOLOGY CORPORATION
                      981 INDUSTRIAL BOULEVARD, BUILDING B
                              SAN CARLOS, CA 94070
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       ----------------------------------

                                    Copy to:
                             STAFFORD MATTHEWS, ESQ.
                               MORRISON & FOERSTER
                                425 MARKET STREET
                             SAN FRANCISCO, CA 94105
                                 (415) 268-7000

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
                                   PROPOSED           PROPOSED
                                   MAXIMUM            MAXIMUM
PROPOSED MAXIMUM                   AMOUNT             OFFERING          AGGREGATE    AMOUNT OF
TITLE OF EACH CLASS                TO BE              PRICE             OFFERING     REGISTRATION
OF SECURITIES                      REGISTERED         PER SHARE(1)      PRICE        FEE
------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value
  - Options assumed pursuant to
    a written compensatory
    contract for employees as
    part of the Agreement and
    Plan of Merger between
    Registrant, PickAx, Inc.,
    Raining Merger Sub, Inc.
    and Gilbert Figueroa dated as
    of August 23, 2000 (2)         1,382,302 shares   $ 2.95            $ 4,077,791  $1,076.54
                                     152,748 shares   $ 3.24            $   494,904  $  130.65
  - Newly reserved under
    the Omnis Technology
    Corporation Amended 1999
    Stock Option Plan (3)          3,500,000 shares   $ 4.44            $15,540,000  $4,102.56
======================================================================================================

--------------
(1) The Proposed Maximum Offering Price Per Share ("Offering Price") was calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act").

(2) Existing stock options of PickAx, Inc., a Delaware corporation, equal to up to 1,535,118 shares of the Common Stock of the Registrant, $.10 par value, on a fully exercised basis, are being assumed by the Registrant pursuant to that certain Agreement and Plan of Merger between Registrant, PickAx, Inc., Raining Merger Sub, Inc. and Gilbert Figueroa dated as of August 23, 2000. Up to 1,382,302 of such options are being assumed at an exercise price of $2.95 per share, and 152,748 of such options are being assumed at an exercise price of $3.24 per share.

(3) The Offering Price for the newly reserved shares of Common Stock of Registrant under the Amended 1999 Stock Option Plan was based on the average of high and low prices of Registrant's Common Stock in the over the counter market on November 28, 2000.

                          OMNIS TECHNOLOGY CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

               (a) Registrant's Annual Report on Form 10-KSB/A for the fiscal year ended March 31, 2000 (the "Annual Report"), filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") on July 31, 2000;

               (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Annual Report; and

               (c) The description of the Registrant's capital stock set forth in the Registrant's Registration Statement on Form 8-A filed with the Commission on December 22, 1987.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Restated Certificate of Incorporation, as amended (the "Certificate"), provides that, pursuant to Delaware law, none of its directors shall be personally liable for monetary damages for breach of the director's fiduciary duty as a director. This provision in the Certificate does not eliminate the fiduciary duty of directors, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain to the extent available under Delaware law. In addition, each director may be liable for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for any transaction from which the director derived improper personal benefit and/or for dividends or purchases or redemptions related to its shares that are unlawful under Section 174 of the General Corporation Law of Delaware. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws.

        In addition, the Registrant's Bylaws provide that the Registrant will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by Delaware law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and permits the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Registrant has purchased liability insurance for its officers and directors.

        The Registrant has entered into separate indemnification agreements with certain of its directors and officers. These agreements require the Registrant among other matters, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Registrant), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' liability insurance if available on reasonable terms. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. The Registrant believes that its Certificate of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

      Exhibit
      Number
        4.1     Agreement and Plan of Merger between Registrant, Pickax, Inc.,
                Raining Merger Sub, Inc. and Gilbert Figueroa dated as of August
                23, 2000.(1)

        4.2 Omnis Technology Corporation 1999 Stock Option Plan and form of option agreement.(2)

        4.3     Omnis Technology Corporation Amended 1999 Stock Option Plan.(3)

        5.1 Opinion of Counsel as to legality of securities being registered.

        23.1    Independent Auditors' Consent.

        23.2    Consent of Counsel (contained in Exhibit 5.1 hereto).

        24.1    Power of Attorney (see p.5).

(1) Incorporated herein by reference to the Registrant's Quarterly Report on Form 10-QSB filed on November 6, 2000.

(2) Incorporated herein by reference to the Registrant's Annual Report on Form 10-KSB/A, as amended, for the fiscal year ended March 31, 1999, filed by the Registrant with the Commission on July 29, 1999.

(3) Incorporated herein by reference to the Registrant's Definitive Proxy Statement filed October 10, 2000, in connection with the October 23, 2000 Annual Meeting of the Stockholders of Registrant.

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on this 29th day of November, 2000.

                                            OMNIS TECHNOLOGY CORPORATION

                                            By: /s/ GWYNETH GIBBS
                                               ---------------------------------
                                                   Gwyneth Gibbs,
                                                   President


Signature                           Title                               Date
---------                           -----                               ----
GEOFFREY WAGNER              Secretary; Director                 November 29, 2000
----------------------------
Geoffrey Wagner

BRYCE J. BURNS               Chairman; Director                  November 29, 2000
----------------------------
Bryce J. Burns

GWYNETH GIBBS                President; Interim Chief            November 29, 2000
---------------------------- Executive Officer; Director
Gwyneth Gibbs                (Principal Executive Officer)

GILBERT FIGUEROA             Director                            November 29, 2000
----------------------------
Gilbert Figueroa


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bryce J. Burns, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                               Date
---------                           -----                               ----
BRYCE J. BURNS               Chairman; Director                  November 29, 2000
----------------------------
Bryce J. Burns

GWYNETH GIBBS                President; Interim Chief            November 29, 2000
---------------------------- Executive Officer; Director
Gwyneth Gibbs                (Principal Executive Officer)

GILBERT FIGUEROA             Director                            November 29, 2000
----------------------------
Gilbert Figueroa

GERALD CHEW                  Director                            November 29, 2000
----------------------------
Gerald Chew

BRYAN SPARKS                 Director                            November 29, 2000
----------------------------
Bryan Sparks

DOUGLAS MARSHALL             Director                            November 29, 2000
----------------------------
Douglas Marshall

GEOFFREY WAGNER              Secretary; Director                 November 29, 2000
----------------------------
Geoffrey Wagner

                                INDEX TO EXHIBITS

      Exhibit
      Number
        4.1     Agreement and Plan of Merger between Registrant, Pickax, Inc.,
                Raining Merger Sub, Inc. and Gilbert Figueroa dated as of August
                23, 2000.(1)

        4.2 Omnis Technology Corporation 1999 Stock Option Plan and form of option agreement.(2)

        4.3     Omnis Technology Corporation Amended 1999 Stock Option Plan.(3)

        5.1 Opinion of Counsel as to legality of securities being registered.

        23.1    Independent Auditors' Consent.

        23.2    Consent of Counsel (contained in Exhibit 5.1 hereto).

        24.1    Power of Attorney (see p.5).

(1) Incorporated herein by reference to the Registrant's Quarterly Report on Form 10-QSB filed on November 6, 2000.

(2) Incorporated herein by reference to the Registrant's Annual Report on Form 10-KSB/A, as amended, for the fiscal year ended March 31, 1999, filed by the Registrant with the Commission on July 29, 1999.

(3) Incorporated herein by reference to the Registrant's Definitive Proxy Statement filed October 10, 2000, in connection with the October 23, 2000 Annual Meeting of the Stockholders of Registrant.